                                                Filed Pursuant to Rule 424(b)(3)
                                                            File No. 333-08369-1


SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED JANUARY 29, 2001 (TO PROSPECTUS DATED MARCH 22, 2000)


                           UNITED PARCEL SERVICE, INC.
                                  $500,000,000
                                    UPS NOTES
             WITH MATURITIES OF 9 MONTHS OR MORE FROM DATE OF ISSUE

     On June 1, 2001, ABN AMRO Financial Services, Inc. replaced ABN AMRO Incorporated as the purchasing agent and a selling agent under the UPS Notes program. Consequently, the references to "ABN AMRO Incorporated" in the following locations in the prospectus supplement are amended to read "ABN AMRO Financial Services, Inc.": on the cover page; on page S-3 opposite "Purchasing Agent"; on page S-4 opposite "Agents"; and in the first and second paragraphs under "Supplemental Plan of Distribution" on page S-23.

     In addition, in March 2001 PaineWebber Incorporated changed its name to UBS PaineWebber Inc. Consequently, the references to "PaineWebber Incorporated" in the following locations in the prospectus supplement are amended to read "UBS PaineWebber Inc.": on the cover page; on page S-4 opposite "Agents"; and in first paragraph under "Supplemental Plan of Distribution" on page S-23.


                   The date of this Supplement is June 1, 2001.